Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

ASML Holding N.V. De Run 6501 5504 DR Veldhoven The Netherlands	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 3 January 2013	J.J.J. Schutte
Advocaat
M15200260/1/20543034/WGJ

Dear Madam / Sir,

SEC registration of ordinary shares of ASML Holding N.V.

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex A (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings included in, the following documents:

3.1	A copy of the Registration Statement.

3.2	A copy of:

(a)	the Issuer’s deed of incorporation and its articles of association, as provided to me by the Chamber of Commerce;

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank no. 69.32.13.876.

(b)	the Trade Register Extract; and

(c)	the Shareholders Register.

3.3	A copy of the Board Certificate.

3.4	A copy of the Confirmation.

3.5	A copy of:

(a)	each Corporate Resolution; and

(b)	the Merger Agreement;

3.6	The form of the Management Board Committee Resolution.

3.7	The form of the Deed of Issue.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for purpose of this opinion. My examination has been limited to the text of the documents.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

4.2	The Registration Statement has been or will have been filed with the SEC, in the form referred to in this opinion.

4.3	The nominal amount of the Shares and any agreed share premium will have been validly paid in cash through set-off by the Company as provided in the Merger Agreement.

4.4	The Deed of Issue will have been drawn up, issued, executed, and entered into, as applicable, in each case in the form referred to in this opinion.

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4.5	The merger, as contemplated in the Merger Agreement, will have been completed.

5	Opinion

Based on the documents and my investigations referred to and the assumptions made in paragraphs 3 and 4, I am of the following opinion:

5.1	When issued pursuant to a validly signed Deed of Issue each Share will have been validly issued and will be fully paid and nonassessable.[1]

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,
De Brauw Blackstone Westbroek N.V.

/s/ J.J.J. Schutte

[1]

“Nonassessable” has no equivalent legal term under Dutch law and for the purpose of this opinion, “nonassessable” referred to in paragraph 5.1, means that no person has a right to require the holder of any Share to pay it any amount in addition to the amount required for the share to be fully paid (for the avoidance of doubt, without prejudice to claims based on tort (onrechtmatige daad)).

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Annex A – Definitions

In this opinion:

“Board Certificate” means an emailed copy of a certificate received by me on December 20, 2012 attached to this opinion as Annex B.

“Board of Management Committee” has the meaning set out in the Board of Management Resolution.

“Board of Management Committee Resolution” means the draft resolution of the Board of Management Committee attached to this opinion as Annex C.

“Board of Management Resolution” means the written resolution of the Issuer’s board of management (directie) dated October 16, 2012.

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Issuer has its principal place of business.

“Confirmation” means an emailed copy of a confirmation given by Peter Th. F.M. Wennink received by me on January 2, 2013 that the information in the Board Certificate is correct on the date of this opinion attached to this opinion as Annex D.

“Corporate Resolution” means each of:

(a)	the draft minutes of the Issuer’s extraordinary general meeting of shareholders held on 7 September 2012 and dated December 7, 2012;

(b)	the Board of Management Resolution; and

(c)	the written resolution of the Issuer’s supervisory board (raad van commissarissen) dated October 16, 2012.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“DCC” means the Dutch Civil Code (burgerlijk wetboek).

“Deed of Issue” means the draft deed of issue between the Issuer and the subscriber(s) named therein providing for the issue of the Shares attached to this opinion as Annex E.

“Issuer” means ASML Holding N.V. a public company with limited liability with corporate seat in Veldhoven, the Netherlands.

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“Merger Agreement” means the merger agreement between the Issuer, Kona Acquisition Company, Inc., Cymer, Inc., ASML US inc. and Kona Technologies, LLC dated October 16, 2012.

“Registration” means the registration of the Shares with the SEC under the Securities Act.

“Registration Statement” means an e-mailed copy received by me on January 2, 2013 of a draft registration statement on form F- 4 (Registration No.333-185120) in relation to the Registration to be filed with the SEC on or around January 3, 2013 (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders Register” means the Issuer’s shareholders’ register.

“Shares” means up to 41,985,250 ordinary shares, nominal value of €0.09 each, in the Issuer’s capital, to be issued by the Issuer pursuant to the Corporate Resolutions.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated the date hereof.

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Annex B – Board Certificate

BOARD CERTIFICATE OF THE BOARD OF

ASML Holding N.V.

THE UNDERSIGNED:

(1)	E. Meurice,

(2)	F.J-M. Schneider-Maunoury,

(3)	M.A. van den Brink,

(4)	F.J. van Hout, and

(5)	P.Th.F.M. Wennink.

acting in their capacity as members of the board of management (the “Board”) of ASML Holding N.V., a public company with limited liability with corporate seat in Veldhoven, the Netherlands and having its address at De Run 6501, 5504 DR Veldhoven, the Netherlands and together forming the entire Board of the Issuer,

WHEREAS:

(a)	The Issuer intends to issue ordinary shares in the share capital of the Issuer to be distributed as described in the Registration Statement.

(b)	The Shares will be registered with the SEC and the Issuer has applied for admission to listing and trading on NYSE Euronext in Amsterdam.

(c)	This is the Board Certificate referred to in the opinion from De Brauw “SEC registration of ordinary shares of ASML Holding N.V.” and dated the date hereof (the “Opinion”).

(d)	Terms defined in the Opinion have the same meaning in this Board Certificate. In this Board Certificate “including” means: including, without limitation.

CERTIFY AND UNDERTAKE, upon due and careful consideration and after having made all necessary enquiries:

1	Authenticity

(a)	The Shareholders Register, each Corporate Resolution, the Merger Agreement and the form of the Deed of Issue, delivered to De Brauw as an attachment to the e-mail to which an executed copy of this Board Certificate was attached, is a correct and complete copy of the original;

(b)	each such original remains in full force and effect without modification;

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(c)	the information in the Shareholders Register is true, accurate, complete and up to date; and

(d)	we are not aware of any fact or circumstance which we understand or suspect has or may have any impact on the correctness of the Opinion and which has not been disclosed to De Brauw in writing.

2	Issuance

The maximum number of Shares to be issued will not exceed the maximum number of shares that can be issued pursuant to the Corporate Resolutions.

3	Trade Register information

(a)	All information regarding the Issuer (including its articles of association) registered or on file with the Dutch Trade Register is true, accurate, complete and up to date; and

(b)	we will ensure that no changes will be made to that information prior to completion of the distribution of the Shares.

4	Solvency

(a)	The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings or other laws relating to or affecting the rights of creditors; and

(b)	we are not aware of any fact or circumstance (including (i) any claim, litigation, arbitration or administrative or regulatory proceedings (in each case whether actual or threatened), and (ii) any fact or circumstance related to the financial condition, performance, business or prospects of the Issuer) which could lead to the Issuer becoming subject to any proceedings or laws as referred to in paragraph 3(a) above.

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5	Corporate Resolutions

(a)	We are not aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which has the effect or could have the effect that any Corporate Resolution is not or ceases to be in full force and effect without modification;

(b)	we believe that each Corporate Resolution is reasonable and fair and we are not aware of any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary; and

(c)	we will ensure that no Corporate Resolution will be amended or revoked.

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RELIANCE:

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

IN EVIDENCE WHEREOF:

this certificate was signed in the manner set out below.

(signature page to follow)

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/s/ E. Meurice	/s/ P.Th.F.M. Wennink

By: E. Meurice	By: P.Th.F.M. Wennink

Date: December 2012	Date: December 2012

/s/ M.A. van den Brink	/s/ F.J. van Hout

By: M.A. van den Brink	By: F.J. van Hout

Date: December 2012	Date: December 2012

/s/ F.J-M. Schneider-Maunoury

By: F.J-M. Schneider-Maunoury

Date: December 2012

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Annex C – Draft Board of Management Committee Resolution

WRITTEN RESOLUTION OF THE BOARD OF MANAGEMENT COMMITTEE

OF ASML HOLDING N.V.

THIS RESOLUTION IS DATED [—].

The undersigned:

1.	E. Meurice, and

2.	P. Th. F. M. Wennink,

acting in their capacity as members of the Board of Management Committee as appointed by the written resolution dated October 16, 2012, of the board of management (the “BoM”) of ASML Holding N.V., a limited liability company with corporate seat in Veldhoven, the Netherlands and having its address at 5504 DR Veldhoven, the Netherlands, De Run 6501 (the “Company”) and together forming the entire Board of Management Committee (the “Committee”), whereas:

(a)	on October 16, 2012 the Company entered into an agreement and plan of merger with, amongst others, Cymer, Inc. (the “Merger Agreement”);

(b)	on October 16, 2012, the BoM resolved to issue a number of ordinary shares in the share capital of the Company (“Shares”) to be determined by the Committee with a maximum number of 41,985,250 (the “BoM Resolution”), which resolution was approved by the supervisory board of the Company on that same day; and

(c)	the Committee now wishes to establish the number of Shares to be issued to [—] pursuant to the Merger Agreement,

adopt the following resolution:

the number of Shares to be issued pursuant to the BoM resolution amounts to [—]

- signature page to follow -

in evidence whereof:

this resolution was signed in the manner set out below.

E. Meurice	P. Th. F. M. Wennink

Date:

Signature page resolution Board of Management Committee ASML Holding N.V.

M15533680/1/20546491	2 / 2

Annex D – Confirmation

CONFIRMATION

Of ASML Holding N.V.

Dated 2 January 2013

THE UNDERSIGNED:

Peter Th.F.M. Wennink, acting in his capacity as member of the Board of Management, Executive Vice President and Chief Financial Officer of ASML Holding N.V., a public company with limited liability with corporate seat in Veldhoven, the Netherlands and having its address at De Run 6501, 5504 DR Veldhoven (“ASML”), the Netherlands confirms that the information set out in the board certificate of the board of management of ASML received by De Brauw Blackstone Westbroek N.V. (“De Brauw”) by email on December 20, 2012 is correct at the date hereof.

RELIANCE:

De Brauw may rely on this confirmation (without personal liability for the undersigned).

/s/ Peter Th.F.M. Wennink
Name:	Peter Th.F.M. Wennink
Title:	Member of the Board of Management,
Executive Vice President and Chief Financial Officer

Annex E – Form of Deed of Issue

Deed of Issue of Shares

relating to

The issue of ordinary shares

in the share capital of ASML Holding N.V.

between

ASML Holding N.V.

and

[—]

Dated [—]

Deed of issue of shares in the share capital of ASML Holding N.V.

THE UNDERSIGNED:

(1)	ASML Holding N.V., a limited liability company (naamloze vennootschap) organized under the laws of the Netherlands, with corporate seat in Veldhoven, the Netherlands (the “Company”), and

(2)	[—], (“[—]”)

WHEREAS:

(A)	On October 16, 2012 the Company entered into an agreement and plan of merger with, amongst others, Cymer, Inc. (the “Merger Agreement”).

(B)	On [—] the board of management of the Company (the “Board of Management”) resolved to issue a number of ordinary shares to be determined by the Board of Management Committee (as defined in that resolution) in connection with the transaction set out in the Merger Agreement and to exclude the pre-emption rights arising from such issuance.

(C)	The Board of Management Committee determined that [—] shares will be issued (the “Shares”).

IT IS AGREED AS FOLLOWS:

1	ISSUE OF THE SHARES

1.1	In accordance with the provisions of section 2:86c of the Dutch Civil Code and the resolutions referred to under (A) and (B), the Company hereby issues the Shares [—], under the obligation to pay up (volstorten) the Shares.

1.2	[—] accepts the Shares under the obligation to pay up the Shares.

2	SET OFF OBLIGATION TO PAY UP THE SHARES

The Company sets off its obligation to pay the Dutch Compensation Amount (as defined in the Merger Agreement) against its entitlement to the amount to be paid on the Shares, in accordance with section 4.1(a)(ii) of the Merger Agreement.

3	MISCELLANEOUS

3.1	This deed shall be exclusively governed by and construed in accordance with the laws of the Netherlands.

3.2	Any disputes arising from or in connection with this deed shall be submitted to the jurisdiction of the competent court in Amsterdam, the Netherlands which jurisdiction shall be exclusive.

3.3	The parties hereto waive the right to dissolve the agreement contained in this deed under the provisions of section 6:265 Civil Code.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

AGREED AND SIGNED ON [—] BY:

ASML Holding N.V.

Name:	[Name]
Title:	[Title]

ASML Holding N.V.

Name:	[Name]
Title:	[Title]

[—]

Name:	[Name]
Title:	[Title]